UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2018

WellCare Health Plan, Inc.
(Exact name of registrant specified in its charter)

Delaware	001-32209	47-0937650
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

8735 Henderson Road, Renaissance One Tampa, Florida 33634
(Address of Principal Executive Offices, including Zip Code)
(813) 290-6200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective September 1, 2018, The WellCare Management Group, Inc., a New York corporation (“Acquiror”) and a wholly-owned subsidiary of WellCare Health Plans, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Caidan Management Company, LLC, a Michigan limited liability company (“Caidan Management”), MeridianRx, LLC, a Michigan limited liability company (“MeridianRx”), Caidan Holding Company, a Michigan corporation (“Holdings” and, together with Caidan Management and MeridianRx, the “Meridian Group”). Pursuant to, and subject to the terms and conditions of, that certain Transaction Agreement (the “Transaction Agreement”), dated May 28, 2018, by and among Acquiror, the Meridian Group and Caidan Enterprises, Inc., a Michigan corporation (“Seller”), Acquiror acquired all of the outstanding equity interests of the Meridian Group (including Meridian Health Plan of Illinois, Inc. and Meridian Health Plan of Michigan, Inc.) from Seller (the “Transaction”) for an aggregate purchase price of approximately $2.5 billion, subject to certain purchase price adjustments, as described in the Transaction Agreement.
The Company funded the cash consideration for the Transaction, the pay-off of certain Meridian Group indebtedness and the payment of transaction-related expenses through a combination of cash-on-hand, $225 million drawn under the Company’s Amended and Restated Credit Agreement, dated July 23, 2018, and proceeds from an issuance by the Company of $750 million aggregate principal amount 5.375% of Senior Notes due 2026, and proceeds of approximately $1.38 billion from an issuance by the Company of 5,207,547 shares of the Company’s common stock (before deducting underwriting discounts, commissions and offering expenses).
The foregoing description of the Transaction Agreement is not complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed with the Securities and Exchange Commission (“SEC”) on July 31, 2018, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 4, 2018, the Company issued a press release announcing the completion of the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 along with Exhibit 99.1 attached hereto of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01    Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a) under cover of a Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) under cover of a Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit

2.1
Transaction Agreement, dated May 28, 2018, by and among The WellCare Management Group, Inc., Caidan Management Company, LLC, MeridianRx, LLC, Caidan Holding Company and Caidan Enterprises, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed with the SEC on July 31, 2018).

99.1	Press Release, dated September 4, 2018.*
*	Furnished and not filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2018	WELLCARE HEALTH PLANS, INC.

By: /s/ Andrew L. Asher
Name: Andrew L. Asher
Title: Executive Vice President and Chief Financial Officer

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